Exhibit 99.1

Pacific Drilling Announces First-Quarter 2020 Results

LUXEMBOURG, May 7, 2020—Pacific Drilling S.A. (NYSE: PACD) (“Pacific Drilling” or the “Company”) today reported results for the first quarter of 2020. Net loss for first-quarter 2020 was $61.0 million or $0.81 per diluted share, compared to net loss of $308.1 million or $4.11 per diluted share in fourth-quarter 2019.

Pacific Drilling CEO Bernie Wolford commented, “The first quarter of this year started strong with improving market fundamentals and solid demand growth for high-specification drillships, reflected in increased utilization and rising dayrates. Pacific Khamsin worked through the quarter in the U.S. Gulf of Mexico, on a contract that is expected to keep the rig busy operating with Equinor and Total into the fourth quarter of this year. Pacific Bora and Pacific Sharav both completed their projects for Eni and Chevron respectively, just after the end of the quarter. And, Pacific Santa Ana worked under contract for Petronas in Mauritania until March 29, when the client provided us with a notice of suspension due to force majeure. We have subsequently agreed to a reduced standby rate, which we believe is likely to continue through the end of this year.

Mr. Wolford continued, “Since mid-March, we have seen significant cuts in our clients’ current year’s capital expenditure budgets as a result of COVID-19 pandemic related oil demand destruction and the resulting severe oversupply of oil. We expect a significant reduction in exploration drilling in the near term as well as deferral of major development programs until 2021 or later. As we look ahead, we see significant uncertainty in the global market for our services as our customers have cancelled or delayed to 2021 work that had been scheduled or awarded to us for 2020. These market conditions will negatively affect our revenue, profitability and cash flows for 2020 and 2021. In light of these unprecedented market conditions and in an abundance of caution to protect our access to working capital, we drew the full availability under our $50 million revolving credit facility on March 20, 2020. We continue to work closely with our clients to keep our employees safe and our rigs sanitary as we navigate through these challenging times.”

First-Quarter 2020 Operational and Financial Commentary

First-quarter 2020 contract drilling revenue was $89.4 million, which included $6.4 million in reimbursable revenue. This compared to fourth-quarter 2019 contract drilling revenue of $33.1 million, which included $1.7 million in reimbursable revenue. The increase in revenue resulted primarily from the Pacific Santa Ana returning to work with Petronas in Mauritania, the Pacific Khamsin operating for the full-quarter with Equinor in the U.S. Gulf of Mexico, and the Pacific Bora starting operations with Eni in Oman.

Operating expenses for first-quarter 2020 were $86.5 million compared to $63.3 million in fourth-quarter 2019. The change in operating expenses was due to the large increase in the number of days operating under contract. Additionally, operating expenses included reimbursable expenses for first-quarter 2020 of $5.8 million compared to $1.4 million in the fourth quarter of 2019.

General and administrative expenses for the first quarter of 2020 were $9.6 million, as compared to $8.2 million for the fourth quarter of 2019.

Adjusted EBITDA(a) for first-quarter 2020 was $(1.8) million, compared to $(36.8) million in fourth-quarter 2019 as a result of the increase in the number of drillships operating under contract.

Capital expenditures for the first quarter of 2020 were $5.9 million compared to $4.0 million in the fourth quarter of 2019.

Footnotes

(a)	EBITDA and Adjusted EBITDA are non-GAAP financial measures. For a definition of EBITDA and Adjusted EBITDA and a reconciliation to net loss, please refer to the schedule included in this release. Management uses this operational metric to track company results and believes that this measure provides additional information that highlights the impact of our operating efficiency as well as the operating and support costs incurred in achieving the revenue performance.

2020 Guidance

Given the uncertainty caused by recent market conditions, the Company is withdrawing its full year 2020 financial guidance that was provided with its March 11, 2020 Fourth-Quarter and Full-Year 2019 Results Announcement. We expect Full-Year 2020 results to reflect substantial reductions from our previous guidance as a result of initiated cost reduction measures, including reducing operating expenses and general and administrative expenses via layoffs and non-labor spend cuts and decreasing capex.

Conference Call

Pacific Drilling will conduct a conference call at 10 a.m. Central time on Friday, May 8, 2020 to discuss first-quarter 2020 results. To access the conference call, participants are invited to register in advance by visiting bit.ly/RegisterQ12020Call. Once registered an email will be immediately sent with dial-in and access code details. A replay of the call will be available the following day on the company’s website or by dialing +1 866-595-5357 and providing access code 8638133#.

About Pacific Drilling

With its best-in-class drillships and highly experienced team, Pacific Drilling is committed to exceeding our customers’ expectations by delivering the safest, most efficient and reliable deepwater drilling services in the industry. Pacific Drilling’s fleet of seven drillships represents one of the youngest and most technologically advanced fleets in the world. Pacific Drilling has principal offices in Luxembourg and Houston. For more information about Pacific Drilling, including our current Fleet Status, please visit our website at www.pacificdrilling.com.

Forward-Looking Statements

Certain statements and information contained in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are generally identifiable by their use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “our ability to,” “may,” “plan,” “potential,” “predict,” “project,” “projected,”

“should,” “will,” “would”, or other similar words which are not generally historical in nature. The forward-looking statements speak only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Our forward-looking statements express our current expectations or forecasts of possible future results or events, including the future impact of the COVID-19 pandemic on our business, future financial and operational performance and cash balances; our future liquidity position and future efforts to improve our liquidity position; revenue efficiency levels; market outlook; forecasts of trends; future client contract opportunities; future contract dayrates; our business strategies and plans or objectives of management; estimated duration of client contracts; backlog; expected capital expenditures; projected costs and savings; expectations regarding our two subsidiaries’ application to appeal the arbitration award against them related to the drillship known as the Pacific Zonda in favor of Samsung Heavy Industries Co. Ltd. (“SHI”), the outcome of such subsidiaries’ ongoing bankruptcy proceedings and the potential impact of the Tribunal’s decision on our future operations, financial position, result of operations and liquidity.

Although we believe that the assumptions and expectations reflected in our forward-looking statements are reasonable and made in good faith, these statements are not guarantees, and actual future results may differ materially due to a variety of factors. These statements are subject to a number of risks and uncertainties and are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in such statements due to a variety of factors, including if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect.

Important factors that could cause actual results to differ materially from our expectations include: evolving risks from the COVID-19 pandemic and resulting significant disruption in international economies, and international financial and oil markets, including a substantial decline in the price of oil during 2020; the global oil and gas market and its impact on demand for our services; the offshore drilling market, including changes in capital expenditures by our clients; changes in worldwide oil and gas supply and demand; rig availability and supply and demand for high-specification drillships and other drilling rigs competing with our fleet; our ability to enter into and negotiate favorable terms for new drilling contracts or extensions; our ability to successfully negotiate and consummate definitive contracts and satisfy other customary conditions with respect to letters of intent and letters of award that we receive for our drillships; actual contract commencement dates; possible cancellation, renegotiation, termination or suspension of drilling contracts as a result of force majeure, mechanical difficulties, performance, market changes or other reasons; costs related to stacking of rigs and costs to reactivate a stacked rig; downtime and other risks associated with offshore rig operations, including unscheduled repairs or maintenance, relocations, severe weather or hurricanes or accidents; our small fleet and reliance on a limited number of clients; the willingness and ability of existing lenders and holders of our notes to agree to any modifications to the terms of our long-term debt that we may request; whether additional capital at a reasonable cost becomes available to us; the risks of litigation in foreign jurisdictions and delays caused by third parties in connection with such litigation; the outcome of our two subsidiaries’ bankruptcy proceedings and any actions that SHI or others may take in the bankruptcy or other proceedings against the Company and its subsidiaries; the risk that our common shares could be delisted from trading on the New York Stock Exchange should we fail to regain compliance with the minimum share price continued listing standard during the cure period, or fail to meet other continued listing criteria; and the other risk factors described in our 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2020 and our subsequent filings with the SEC. These documents are available through our website at www.pacificdrilling.com or through the SEC’s website at www.sec.gov.

For further information contact:

Investor: James Harris

 Pacific Drilling S.A.

 +713 334 6662

 Investor@pacificdrilling.com

Media:  Amy Roddy

 Pacific Drilling S.A.

 +713 334 6662

 Media@pacificdrilling.com

PACIFIC DRILLING S.A. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share information) (unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019
Revenues
Contract drilling	$89,433	$33,131	$65,916
Costs and expenses
Operating expenses	86,475	63,269	52,296
General and administrative expenses	9,643	8,182	11,246
Depreciation and amortization expense	26,931	27,165	58,899
Loss from unconsolidated subsidiaries	—	217,640	1,324
	123,049	316,256	123,765
Operating loss	(33,616)	(283,125)	(57,849)
Other income (expense)
Interest expense	(25,127)	(24,794)	(24,039)
Reorganization items	(114)	(70)	(1,003)
Interest income	807	1,145	1,972
Other expense	(213)	(9)	(91)
Loss before income taxes	(58,263)	(306,853)	(81,010)
Income tax expense	2,700	1,264	2,969
Net loss	$(60,963)	$(308,117)	$(83,979)
Loss per common share, basic	$(0.81)	$(4.11)	$(1.12)
Weighted average shares outstanding, basic	75,184	75,007	75,031
Loss per common share, diluted	$(0.81)	$(4.11)	$(1.12)
Weighted average shares outstanding, diluted	75,184	75,007	75,031

PACIFIC DRILLING S.A. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands) (unaudited)

	March 31,	December 31,
	2020	2019
Assets:
Cash and cash equivalents	$273,957	$278,620
Restricted cash	6,106	6,089
Accounts receivable, net	65,629	29,252
Materials and supplies	45,577	43,933
Deferred costs, current	10,979	16,961
Prepaid expenses and other current assets	21,532	15,732
Total current assets	423,780	390,587
Property and equipment, net	1,816,969	1,842,549
Other assets	26,158	23,423
Total assets	$2,266,907	$2,256,559

Liabilities and shareholders’ equity:
Accounts payable	$24,017	$24,223
Accrued expenses	25,733	27,924
Accrued interest	31,406	15,703
Deferred revenue, current	5,428	7,567
Total current liabilities	86,584	75,417
Long-term debt	1,132,826	1,073,734
Other long-term liabilities	38,061	38,577
Total liabilities	1,257,471	1,187,728
Shareholders’ equity:
Common shares	752	751
Additional paid-in capital	1,654,248	1,652,681
Treasury shares, at cost	(652)	(652)
Accumulated deficit	(644,912)	(583,949)
Total shareholders’ equity	1,009,436	1,068,831
Total liabilities and shareholders’ equity	$2,266,907	$2,256,559

PACIFIC DRILLING S. A. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Three Months Ended
	March 31,	March 31,
	2020	2019

Cash flow from operating activities:
Net loss	$(60,963)	$(83,979)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	26,931	58,899
Amortization of deferred revenue	(7,021)	(570)
Amortization of deferred costs	11,354	433
Amortization of deferred financing costs	108	—
Amortization of debt premium, net	(145)	(112)
Interest paid-in-kind	9,237	8,208
Deferred income taxes	587	2,765
Share-based compensation expense	1,847	865
Loss on unconsolidated subsidiaries	—	1,324
Changes in operating assets and liabilities:
Accounts receivable	(36,377)	(6,346)
Materials and supplies	(1,644)	(169)
Deferred costs	(7,259)	(1,381)
Prepaid expenses and other assets	(7,343)	(14,165)
Accounts payable and accrued expenses	19,044	16,130
Deferred revenue	4,882	2,013
Net cash used in operating activities	(46,762)	(16,085)
Cash flow from investing activities:
Capital expenditures	(5,920)	(17,613)
Net cash used in investing activities	(5,920)	(17,613)
Cash flow from financing activities:
Payments for shares issued under share-based compensation plan	(279)	—
Proceeds from long-term debt	50,000	—
Payments for financing costs	(1,685)	(1,115)
Purchases of treasury shares	—	(124)
Net cash provided by (used in) financing activities	48,036	(1,239)
Net decrease in cash and cash equivalents	(4,646)	(34,937)
Cash, cash equivalents and restricted cash, beginning of period	284,709	389,075
Cash, cash equivalents and restricted cash, end of period	$280,063	$354,138

EBITDA and Adjusted EBITDA Reconciliation

EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization. Beginning with the fourth quarter of 2019, management has redefined EBITDA for the current and comparative periods to exclude amortization of deferred revenue and deferred costs, which are included in contract drilling revenues and operating expenses respectively in the statements of operations. Management believes such measure of EBITDA is consistent with the conventional definition of EBITDA, allows for greater transparency of the Company’s core operating performance, and is in line with historical treatment by certain other major offshore drilling contractors and supply vessel owners. Adjusted EBITDA is defined as EBITDA before loss from unconsolidated subsidiaries and reorganization items. EBITDA and Adjusted EBITDA do not represent and should not be considered an alternative to net income, operating income, cash flow from operations or any other measure of financial performance presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and our calculation of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies. EBITDA and Adjusted EBITDA are included herein because they are used by management to measure the Company’s operations. Management believes that EBITDA and Adjusted EBITDA present useful information to investors regarding the Company’s operating performance.

PACIFIC DRILLING S.A. AND SUBSIDIARIES

Supplementary Data—Reconciliation of Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands) (unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2020	2019	2019

Net loss	$(60,963)	$(308,117)	$(83,979)
Add:
Interest expense	25,127	24,794	24,039
Depreciation and amortization expense	26,931	27,165	58,899
Other amortization, net(a)	4,333	395	(137)
Income tax expense	2,700	1,264	2,969
EBITDA	$(1,872)	$(254,499)	$1,791

Add:
Loss from unconsolidated subsidiaries	—	217,640	1,324
Reorganization items	114	70	1,003
Adjusted EBITDA	$(1,758)	$(36,789)	$4,118

(a)	Other amortization, net includes amortization of deferred costs less amortization of deferred revenue.